SECURITIES PURCHASE AGREEMENT

        This Securities Purchase Agreement (this “Agreement”) is made effective as of August 18, 2004 (the “Effective Date”) by and between Palatin Technologies, Inc. a Delaware corporation, with its principal place of business at Cedar Brook Corporate Center, 4C Cedar Brook Drive, Cranbury, New Jersey 08512 (the “Company”), and King Pharmaceuticals, Inc., a Tennessee corporation with a place of business at 501 Fifth Street, Bristol, Tennessee 37620 (the “Purchaser”). The Company and the Purchaser are sometimes hereafter referred to individually as a “Party” and together as the “Parties.” Capitalized terms not defined in this Agreement shall have the meaning given to them in the Collaborative Development and Marketing Agreement by and between the Company and the Purchaser, dated August 12, 2004 (the “Collaboration Agreement”).

        WHEREAS, the Company and the Purchaser have previously entered into the Collaboration Agreement for the purpose of developing and marketing Products derived from Palatin Technology, Palatin Patent Rights, and Proprietary Materials; and

        WHEREAS, the Company desires to issue and sell to the Purchaser, from time to time, and the Purchaser desires to acquire, from time to time, on the terms and subject to the conditions set forth in this Agreement, shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and warrants to purchase shares of Common Stock for an aggregate purchase price of up to [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.] (the “Purchase Price”) in a private placement basis pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), as provided in this Agreement and the Collaboration Agreement.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the Parties hereto agree as follows:

ARTICLE 1 PURCHASE AND SALE OF THE COMMON STOCK AND WARRANT

1.1 Initial Closing. Subject to the terms and conditions set forth in this Agreement, and in reliance on the representations and warranties set forth in this Agreement, the Company hereby issues and sells to the Purchaser, and the Purchaser hereby purchases from the Company on the date hereof (i) One Million, One Hundred and Seventy Six Thousand, One Hundred and Twenty Five (1,176,125) shares of Common Stock (the “Initial Common Stock”) and (ii) a three (3) year warrant to purchase Two Hundred Thirty Five Thousand, Two Hundred and Twenty Five (235,225) shares of the Company’s Common Stock at an exercise price of $4.25 per share, for an aggregate purchase price of $5 million. The warrant shall be in the form attached to the Collaboration Agreement as Exhibit I, (the “Warrant”). The closing of the purchase and sale of the Initial Common Stock and Warrant (the “Initial Closing”) shall take place at the offices of Mintz Levin Cohn Ferris Glovsky and Popeo PC, 666 Third Ave., New York, NY 10017 at 10:00 a.m. on the date hereof, or at such time and date thereafter as the Purchaser and the Company may agree (the “Initial Closing Date”). At the Initial Closing, the Company will execute, issue, and deliver to the Purchaser (i) a certificate in the name of the Purchaser for the number of shares of Initial Common Stock being purchased against delivery by such Purchaser to the Company of the applicable portion of the Purchase Price by wire transfer or other method acceptable to the Company and (ii) the Warrant.

1.2 Subsequent Closings. In accordance with Section 6.3 of the Collaboration Agreement, and subject to Article 7 hereof, upon achievement of the development milestones as determined and identified in Section 6.3 of the Collaboration Agreement, additional closings (each a “Subsequent Closing”) of the issuance of Common Stock (“Additional Common Stock”) and the issuance of an additional Warrant (the “Additional Warrant”) shall take place at the offices of Mintz Levin Cohn Ferris Glovsky and Popeo PC, 666 Third Ave., New York, NY 10017 on the date that is within ten (10) days after the determination of the first achievement of each such development milestone, or at such time and date thereafter as the Purchaser and the Company may agree (each a “Subsequent Closing Date”), but in no event later than the date milestone payments are made pursuant to Section 6.3.1 of the Collaboration Agreement. At each Subsequent Closing, the Company will execute, issue and deliver to the Purchaser a certificate in the name of the Purchaser for the number of shares of Additional Common Stock being purchased against delivery by such Purchaser to the Company of the applicable portion of the purchase price by wire transfer or other method acceptable to the Company. In addition, at the Subsequent Closing that occurs in connection with the milestone identified in Section 1.2(a) below, the Company will execute, issue and deliver to the Purchaser the Additional Warrant. Subject to the terms and conditions set forth in this Agreement, and in reliance on the representations and warranties as shall be made on each Subsequent Closing Date, the Company agrees to issue to the Purchaser at the applicable Subsequent Closing, such number of shares of Additional Common Stock, and the Company further agrees to issue to the Purchaser the Additional Warrant upon completion of the milestone identified in (a) below, in each case as shall be determined as follows:

(a)     upon [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.] for ED Product, as determined in accordance with Section 6.3.4 of the Collaboration Agreement, by dividing [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.] (the aggregate Purchase Price to be paid by the Purchaser for the number of shares to be issued pursuant to this Section 1.2(a)) by the product of (i) one and one-fourth (1.25) and (ii) the average closing price of the Company’s common stock as listed on the American Stock Exchange (“AMEX”) (or, if not listed on AMEX, such other principal national securities exchange or market system on which the shares are listed)) for the twenty (20) trading day period (the “20 Day Average”) immediately preceding the date of achievement of such development milestone;

(b)     upon [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.] for ED Product, as determined in accordance with Section 6.3.4 of the Collaboration Agreement, by dividing [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.] (the aggregate Purchase Price to be paid by the Purchaser for the number of shares to be issued pursuant to this Section 1.2(b)) by the product of (i) one and one-fourth (1.25) and (ii) the 20 Day Average for the period immediately preceding the date of achievement of such development milestone;

(c)     upon [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.] for FSD Product, as determined in accordance with Section 6.3.4 of the Collaboration Agreement, by dividing [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.] (the aggregate Purchase Price to be paid by the Purchaser for the number of shares to be issued pursuant to this Section 1.2(c)) by the product of (i) one and one-fourth (1.25) and (ii) the 20 Day Average for the period immediately preceding the date of achievement of such development milestone;

(d)     upon [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.] for ED Product, as determined in accordance with Section 6.3.4 of the Collaboration Agreement, by dividing [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.] (the aggregate Purchase Price to be paid by the Purchaser for the number of shares to be issued pursuant to this Section 1.2(d)) by the product of (i) one and one-fourth (1.25) and (ii) the 20 Day Average for the period immediately preceding the date of achievement of such development milestone; and

(e)     upon [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.] for FSD Product, as determined in accordance with Section 6.3.4 of the Collaboration Agreement, by dividing [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.] (the aggregate purchase price to be paid by the Purchaser for the number of shares to be issued pursuant to this Section 1.2(d)) by the product of (i) one and one-fourth (1.25) and (ii) the 20 Day Average for the period immediately preceding the date of achievement of such development milestone;

provided; however that, if the purchase of Additional Common Stock pursuant to any or all of the foregoing clauses would result in the Purchaser becoming the “beneficial owner” (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”)) of 5% or greater of the total shares of Common Stock outstanding on such Subsequent Closing Date, then the Purchaser shall have the right to, at its sole option, make a nonrefundable, noncreditable cash milestone payment to the Company pursuant to Section 6.3.1 of the Collaboration Agreement in lieu of purchasing Additional Common Stock.

Notwithstanding the foregoing, on any Subsequent Closing Date, the Purchaser may, at its sole option, elect to make a nonrefundable, noncreditable cash milestone payment to the Company pursuant to Section 6.3.1 of the Collaboration Agreement in lieu of purchasing Additional Common Stock and, in the case of Section 1.2(a), the Additional Warrant. [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.]

If at any time following the Initial Closing or any Subsequent Closing the Company takes any actions that would result in the Common Stock beneficially owned by the Purchaser representing 5% or greater of the then outstanding Common Stock of the Company, the Company shall be obligated, at the written request of the Purchaser, to purchase an amount of Common Stock from the Purchaser, within 5 business days of the Purchaser’s written request, in an aggregate amount such that following such purchase by the Company, the Purchaser will be the beneficial owner of less than 5% of the then outstanding Common Stock. The price to be paid by the Company for such purchase shall be the 20 Day Average for the period immediately preceding such purchase. The purchase price shall be paid by wire transfer or other method acceptable to the Purchaser and the Purchaser shall deliver to the Company the certificate(s) representing the shares of Common Stock purchased by the Company.

In the event fractional shares result from the calculations identified in this Section 1.2, such fractional share shall be rounded down to the nearest whole number of shares.

The shares of Common Stock underlying each of the Warrant and the Additional Warrant shall be referred to herein as the “Warrant Shares” and the form of Warrant attached to the Collaboration Agreement as Exhibit I shall be the form for each of the Warrant and the Additional Warrant with the date of issuance, the number of shares, the exercise price and the expiration date, being the only differences between the two warrants, unless otherwise agreed to in writing by the Company and the Purchaser.

ARTICLE 2 THE COMPANY’S REPRESENTATIONS AND WARRANTIES

        In order to induce the Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, and except as set forth on the Company Disclosure schedule attached hereto as Exhibit A, if any, the Company represents and warrants to the Purchaser as follows:

2.1 Incorporation, Standing and Qualification of the Company. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and to the extent described in the Company’s SEC Filings (as defined below). The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the assets, properties, condition, financial or otherwise, or in the results of operations or prospects of the Company or its subsidiaries considered as a whole (a “Material Adverse Effect”).

2.2 Corporate Power and Authority. The Company has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder, including the authorization, issuance and delivery of the Warrant and the Initial Common Stock at the Initial Closing, the Additional Common Stock, and the Additional Warrant, as applicable, at each of the Subsequent Closings, if any, and the Warrant Shares upon the valid exercise of the Warrant and the Additional Warrant, as applicable, and to engage in the transactions contemplated hereby. The Company has taken all requisite corporate action to make all the provisions of this Agreement the valid and enforceable obligations they purport to be. No consent of any stockholder of the Company is required for the valid execution, issuance and delivery by the Company of the Agreement, the Initial Common Stock, the Warrant, the Additional Warrant, the Warrant Shares or, to the Company’s knowledge, the Additional Common Stock. Upon the execution and delivery hereof and thereof, this Agreement and the Warrant will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to laws of general application from time to time in effect affecting creditors’ rights and the exercise of judicial discretion in accordance with general equitable principles.

2.3 Capitalization. The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, par value $0.01 per share, of which 264,000 shares have been designated Series A Convertible Preferred Stock (“Series A Preferred Stock”).  The Company has adopted its 1996 Stock Option Plan (the “Plan”) under which 5,000,000 shares of Common Stock are reserved for issuance.  As of August 10, 2004, there were (i) 52,804,381 shares of Common Stock issued and outstanding, (ii) 11,697 shares of Series A Preferred Stock issued and outstanding, which are convertible into 444,752 shares of Common Stock, (iii) 308 shares of Common Stock reserved for issuance to previous holders of Series A Preferred Stock due to a retroactive conversion price adjustment, (iv) 4,392,775 shares of Common Stock reserved for issuance on exercise of outstanding options, and (v) 8,019,300 shares of Common Stock reserved for issuance on exercise of outstanding warrants.  The Company has delivered to its stockholders a proxy statement in connection with a special meeting in order to increase the authorized common stock from 75,000,000 to 150,000,000 shares and to increase the number of shares available for issuance under the Plan from 5,000,000 to 10,000,000. If the stockholders approve both the proposed increase in authorized common stock and the proposed increase in shares available for issuance under the Plan, then options to purchase 906,200 shares under the Plan, granted subject to stockholder approval of the increases, will become effective and outstanding. Except as described above, there are no subscriptions, options, warrants or other rights (contingent or otherwise) to purchase or otherwise acquire shares of capital stock or other securities of the Company authorized, issued or outstanding, nor is the Company obligated in any other manner to issue shares of its capital stock, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset.  No holder of any security of the Company is entitled to preemptive, first refusal or similar statutory, contractual or other rights, either arising pursuant to any agreement or instrument to which the Company is a party, or which are otherwise binding upon the Company, or to the Company’s knowledge, to which any other person is a party.

2.4 No Violation. Neither the Company nor any of its subsidiaries is in violation of any term or provision of their respective charter or by-laws or of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation would result in a Material Adverse Effect.

2.5 No Default. Neither the execution, delivery and performance of this Agreement or the Collaboration Agreement by the Company nor the consummation of any of the transactions contemplated hereby or thereby (including, without limitation, the issuance and sale by the Company of the shares of Initial Common Stock and Additional Common Stock and the issuance of the Warrant, the Additional Warrant and the Warrant Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, accelerate the share issuance under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which either the Company or its subsidiaries or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its subsidiaries in each case, that would result in a Material Adverse Effect or that would violate any provision of the charter or by-laws of the Company or any of its subsidiaries.

2.6 Valid Issuance; Securities Laws. The Initial Common Stock and the Warrant, upon the Initial Closing and the Additional Warrant and Additional Common Stock, if any, when issued upon each of the Subsequent Closings sold and delivered in accordance with the terms hereof for the consideration set forth herein, will be duly and validly authorized and issued, fully paid and non-assessable and, assuming the representations and warranties of the Purchaser contained in Article 3 of this Agreement are and will be true and correct, will be issued in compliance with all applicable federal and state securities laws in connection with the offer, issuance and sale of the securities at the Initial Closing and each Subsequent Closing. Assuming the proper and valid exercise of the Warrant and Additional Warrant, if any, in accordance with their terms, the Warrant Shares, will be validly issued, fully paid and non-assessable. The Initial Common Stock, the Additional Common Stock and the Warrant Shares will be free of transfer restrictions other than the restrictions set forth in Article 5 hereof and the transfer restrictions imposed by any federal or state securities laws.

2.7 Governmental Consents. All consents, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings with any federal, state or local governmental authority on the part of the Company required in connection with the consummation of the issuance of the securities contemplated herein shall have been obtained prior to and be effective as of the Initial Closing and each Subsequent Closing, including any securities or blue sky filings in connection with the purchase and sale of the securities at the Initial Closing and each of the Subsequent Closings, if any.

2.8 SEC Filings. The Company has timely filed with the Securities and Exchange Commission (the “SEC”) all reports, registration statements and other documents required to be filed by it since July 1, 2003 (the “SEC Filings”) under the Securities Act and the Exchange Act. The SEC Filings were prepared in accordance and, as of the date on which each such SEC Filing was filed with the SEC, complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be. None of such SEC Filings, including, without limitation, any financial statements, exhibits or schedules included therein or documents incorporated therein by reference, at the time filed, declared effective or mailed, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent information contained in any of the SEC Filings has been revised, corrected, superseded or updated by a later filing of any such form, report or document, none of the SEC Filings currently contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.9 Litigation. Except and to the extent disclosed in the Company’s SEC Filings, there is no action, litigation or proceeding pending or, to the Company’s knowledge, threatened against or involving the Company in any court or before or by any agency or regulatory body which could result in a judgment or liability against the Company or which would result in a Material Adverse Effect.

2.10 Brokers and Finders. No person or entity will have, as a result of the transactions contemplated by this Agreement or the Collaboration Agreement, any right, interest or valid claims against or upon the Company or the Purchaser for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company or its agents.

2.11 Independent Accountants. KPMG LLP, whose reports are included as a part of the SEC Filings, are and, during the periods covered by their reports, were independent public accountants as required by the Securities Act, and the rules and regulations of the SEC thereunder.

2.12 AMEX Compliance; Listing. The Company is in compliance with the requirements of the AMEX for continued listing of the Common Stock thereon and has not received any notification that, and has no knowledge that, the AMEX is contemplating terminating such listing nor, to the Company’s knowledge, is there any basis therefor. The transactions contemplated by this Agreement do not and will not contravene the rules and regulations of the AMEX.

2.13 Solicitation; Other Issuances of Securities. Neither the Company nor any of its subsidiaries or affiliates, nor any Person acting on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Common Stock, the Warrant or the Warrant Shares, (ii) has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Common Stock or the Warrants, under the Securities Act or (iii) has issued any shares of Common Stock or shares of any series of preferred stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock which would be integrated with the sale of the Initial Common Stock, Additional Common Stock, the Warrant, the Additional Warrant or the Warrant Shares to such Purchaser for purposes of the Securities Act or of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or any of its subsidiaries or affiliates take any action or steps that would require registration of any of the Initial Common Stock, Additional Common Stock, the Warrant, the Additional Warrant or the Warrant Shares under the Securities Act or cause the offering of the Initial Common Stock, Additional Common Stock, the Warrant, the Additional Warrant or the Warrant Shares to be integrated with other offerings. Assuming the accuracy of the representations and warranties of Purchasers, the offer and sale of the Initial Common Stock, the Additional Common Stock, the Warrant, the Additional Warrant or the Warrant Shares by the Company to the Purchaser pursuant to this Agreement will be exempt from the registration requirements of the Securities Act.

2.14 Investment Company. The Company is not and, after giving effect to the offering and sale of the Common Stock, the Warrant, the Additional Warrant or the Warrant Shares as contemplated by this Agreement, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

ARTICLE 3 THE PURCHASER’S REPRESENTATIONS AND WARRANTIES

        The Purchaser represents and warrants to the Company as follows:

3.1 Investment Representations. The Purchaser’s present intention is to acquire the Initial Common Stock and the Warrant at the Initial Closing and the Additional Common Stock at each Subsequent Closing, if any, and the Warrant Shares upon exercise of the Warrant, for its own account and for the purpose of investment, and not with a view to distribution or resale thereof. The Purchaser acknowledges that it possesses such knowledge, sophistication and experience in financial and business matters as to be able to evaluate the merit and risks of an investment in such securities and that it can bear the economic risk of its investment.

3.2 Legends on Stock Certificates. The Purchaser further represents that it understands and agrees that all certificates evidencing the Warrant, the Additional Warrant, the Warrant Shares and any of the Common Stock issued at the Initial Closing and the Subsequent Closings, if any, shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT COVERING THE SALE OF SUCH SECURITIES OR UNLESS SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS THE HOLDER SHALL HAVE OBTAINED A WRITTEN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH SALE OR OTHER TRANSFER.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE SECURITIES PURCHASE AGREEMENT, DATED AUGUST 18, 2004 BETWEEN THE COMPANY AND THE REGISTERED OWNER OF SUCH SECURITIES (OR SUCH OWNER’S PREDECESSOR IN INTEREST). THE COMPANY WILL FURNISH A COPY OF SUCH AGREEMENT WITHOUT CHARGE UPON WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE.”

3.3 Access to Information. The Purchaser acknowledges that it has had (i) the opportunity to ask questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the sale and issuance of the securities contemplated herein, (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment, and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to such investment. The foregoing, however, does not limit or modify the representation and warranties of the Company in Section 2 of the Agreement or the right of the Purchaser to rely thereon.

3.4 Accredited Investor Status. The Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

3.5 Transfer Restrictions Imposed By Securities Laws. The Purchaser understands that none of the Warrant, the Additional Warrant, the Warrant Shares, the shares of Common Stock issued at the Initial Closing or each Subsequent Closing, if any, have been registered under the Securities Act or any other applicable securities laws, and, therefore, cannot be resold unless they are subsequently registered under the Securities Act and other applicable securities laws or unless an exemption from such registration is available. The Purchaser agrees not to resell or otherwise dispose of all or any part of such Common Stock, except as permitted by law, including, without limitation, any regulations under the Securities Act and other applicable securities laws; except as otherwise required herein, the Company does not have any present intention and is under no obligation to register the securities issued at the Initial Closing and each Subsequent Closing, if any under the Securities Act and other applicable securities laws. Accordingly, Purchaser acknowledges it may be required to hold such securities and bear the economic risk of its investment for an indefinite period of time.

3.6 Brokers and Finders. No person or entity will have, as a result of the transactions contemplated by this Agreement or the Collaboration Agreement, any right, interest or valid claims against or upon the Company or the Purchaser for any commission, fee or other compensation as a finder or broker because of any act or omission by the Purchaser or its agents.

ARTICLE 4 CLOSING CONDITIONS

4.1 Conditions to the Purchaser’s Obligations at the Initial Closing and the Subsequent Closings. The Purchaser’s obligation to purchase and pay for the securities to be purchased by it at the Initial Closing and each Subsequent Closing, if any, is subject to the satisfaction by the Company, on or before the date hereof, in the case of the Initial Closing, or on or before the relevant Subsequent Closing Date, in the case of a Subsequent Closing, of the following conditions:

(a)

Representations and Warranties. The Company’s representations and warranties contained in Article 2 shall be true and correct in all material respects on and as of the date hereof and on the relevant Subsequent Closing Date with the same effect as made on and as of such date.

(b)

Performance of Obligations. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement in all material respects that are required to be performed or complied with by it on or before the Initial Closing Date or the relevant Subsequent Closing Date, as the case may be.

(c)

Officer’s Certificate. The Purchaser shall have received a certificate signed by the President and Chief Executive Officer of the Company attesting as to satisfaction of the conditions in Section 4.1(a) and (b) hereof.

(d)

Secretary’s Certificate.  The Company shall have delivered to the Purchaser a certificate of the secretary of the Company dated as of the Initial Closing Date, certifying that (A) attached thereto is a true and complete copy of the by-laws of the Company as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement, the issuance, sale and delivery of the Common Stock, the Warrant, the Additional Warrant and the Warrant Shares and that all resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby; (C) that attached thereto is a true and complete copy of the Company’s Certificate of Incorporation as in effect on the date of such certification; and (D) to the incumbency and specimen signature of certain officers of the Company.

(e)

Good Standing Certificate. The Company shall have delivered to the Purchaser a good standing certificate with respect to the Company from the Secretary of State of the State of Delaware dated no more than 15 days prior to the Initial Closing Date or the relevant Subsequent Closing Date, as the case may be.

(f)

Consents and Waivers. The Company shall have obtained any and all consents and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement or the Collaboration Agreement.

(f)

Listing. The Company will file a Listing of Additional Shares Application with AMEX, as applicable, with respect to the shares of Common Stock that may be issued at the Initial Closing, the Additional Common Stock that may be issued at each Subsequent Closing and the Warrant Shares.

(g)

Legal Opinion. The Company shall have delivered to the Purchaser a Legal Opinion, dated as of the Subsequent Closing, from Mintz Levin Cohn Ferris Glovsky and Popeo, PC, counsel to the Company, in the form attached as Annex A hereto.

(h)

Milestone Achievement. The relevant milestone with respect to the applicable Subsequent Closing identified in Section 1.2 shall have been achieved as determined and identified in Section 6.3 of the Collaboration Agreement.

4.2 Conditions to the Company’s Obligations at the Initial Closing and the Subsequent Closings. The Company’s obligation to issue to the Purchaser the securities at the Initial Closing and each Subsequent Closing, if any, is subject to the satisfaction by the Purchaser, on or before such applicable closing, of the following conditions:

(a)

Representations and Warranties. The representations and warranties of the Purchaser contained in Article 3 shall be true and correct in all material respects on and as of the date hereof and on and as of the relevant Subsequent Closing Date with the same effect as made on and as of such date.

(b)

Performance of Obligations. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement in all material respects that are required to be performed or complied with by it on or before the Initial Closing Date or the relevant Subsequent Closing Date, as the case may be.

(c)

Officer’s Certificate. The Company shall have received a certificate signed by the President and Chief Executive Officer of the Purchaser attesting as to satisfaction of the conditions in Section 4.2(a) and (b) hereof.

(d)

Payment of Purchase Price. The Purchaser shall have delivered to the Company and the Company shall have received payment in full of the purchase price relating to the securities to be purchased by such Purchaser at the Initial Closing Date and such relevant Subsequent Closing in accordance with Sections 1.1 and 1.2, respectively.

(e)

Consents and Waivers. The Purchaser shall have obtained any and all consents and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement and the Collaboration Agreement.

(f)

Milestone Achievement. The relevant milestone with respect to the applicable Subsequent Closing identified in Section 1.2 shall have been achieved as determined and identified in Section 6.3 of the Collaboration Agreement.

ARTICLE 5 FURTHER AGREEMENTS

5.1 Agreement Not To Sell. Except as otherwise contemplated by this Agreement, notwithstanding the provisions of Article 6, the Purchaser hereby agrees that for a one (1) year period commencing from (i) the date of the Initial Closing with respect to the securities issued at the Initial Closing and (ii) the dates of each of the Subsequent Closings, if any, with respect to the securities issued at each Subsequent Closing, the Purchaser shall not sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights (collectively, a “Disposition”) with respect to the securities issued pursuant at the Initial Closing and the Subsequent Closings, if any, as well as the Common Stock underlying the Warrant and the Additional Warrant, if any, or any other securities of the Company issued in respect of the Warrant, the Additional Warrant or the Common Stock underlying the Warrant or the Additional Warrant (by way of stock split, stock dividend or other distribution, recapitalization or otherwise) (for purposes of this Section 5.1, collectively, the “Securities”), otherwise than with the prior written consent of the Company. The foregoing restriction has been expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction that is designed to or reasonably expected to lead to or result in a Disposition of Securities during the applicable restricted period, even if such Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Securities. The Purchaser also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of Securities held by the Purchaser except in compliance with the foregoing restrictions.

5.2 20 Day Average Adjustments. The Company hereby agrees that if during any of the twenty (20) day periods that are used to calculate the 20 Day Average under Sections 1.2(a) – (e), the Company undertakes a stock split or combination that causes an immediate adjustment to the market price of its common stock during such twenty (20) day period, then the closing prices used to calculate the 20 Day Average that were unaffected by such split or combination shall be adjusted as if such split or combination had occurred prior to the calculation of the 20 Day Average.

ARTICLE 6 REGISTRATION RIGHTS

6.1 Demand Registration.

    (a)        At any time following the one (1) year anniversary of the Initial Closing Date (or such earlier date if the Company waives in writing the transfer restrictions contained in Article 5 hereof) if there is no registration statement in effect pursuant to Section 6.2 hereof, the Purchaser may make two (2) written requests for registration under the Securities Act covering the resale of the Initial Common Stock, the Warrant Shares and the Additional Common Stock, if any (all of them, together with any shares of capital stock issued or issuable, from time to time, upon any reclassification, share combination, share subdivision, stock split, share dividend, merger, consolidation or similar transaction or event or otherwise as a distribution on, in exchange for or with respect to any of the foregoing, in each case held at the relevant time by the Purchaser, the “Registrable Securities”) by the Purchaser (each, a “Demand Registration”), it being understood that the Purchaser shall not be able to exercise its second right for a Demand Registration until after the achievement of the development milestone set forth in Section 1.2(e) hereof. Any such request will specify the number of shares of Registrable Securities proposed to be offered for sale by the Purchaser and will also specify the intended method of disposition thereof. Any Registration Statement filed pursuant to this Section 6.1 is referred to as a “Demand Registration Statement.”

    (b)        If the Purchaser elects, the offering of the Registrable Securities pursuant to such Demand Registration Statement will be in the form of an underwritten offering. Subject to the reasonable approval of the Company (not to be unreasonably withheld or delayed), the Purchaser will select the managing underwriter and any additional underwriters in connection with the offering. If, in connection with any Demand Registration that is to be an underwritten offering, the Company or any other stockholders also desire to sell shares of Common Stock and the managing underwriter of an underwritten public offering determines and advises in writing that the inclusion of all Registrable Securities proposed to be included in the underwritten public offering, together with any shares proposed to be sold by the Company for its own account and any other issued and outstanding shares of Common Stock or other securities proposed to be included therein by holders other than the holders of Registrable Securities (such other holders’ shares hereinafter collectively referred to as the “Other Shares”), would interfere with the successful marketing of the securities proposed to be included in the underwritten public offering, including the price at which such securities can be sold, then the Company will include in such registration (i) first, the Registrable Securities requested to be included by the Purchaser so that the total number of Registrable Securities to be included in such offering for the account of the Purchaser will not exceed the number recommended by such managing underwriter, (ii) second, the shares of Common Stock the Company proposes to offer for sale, which number of shares to be registered will be reduced to the extent necessary to reduce the total number of shares to be included in such offering to the number recommended by such managing underwriter and (iii) third, such number of Other Shares as the holders thereof desire to offer for sale and the Company and the managing underwriter recommend be included in such offering. The Purchaser shall be permitted to remove all or any part of the Registrable Securities held by it from any Demand Registration Statement at any time prior to the effective date of the registration statement covering such Registrable Securities.

6.2 Piggyback Registration. If the Company at any time proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to (i) any universal shelf registration statement on Form S-3 filed or which may be filed by the Company for its own account, (ii) registration statements on Forms S-4, S-8 or their successors, or any other form for a similar limited purpose, (iii) any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation or (iv) another form not available for registering the Registrable Securities for sale to the public), each such time it will promptly give written notice to the Purchaser of its intention to do so. Upon the written request of the Purchaser, received by the Company within 20 days after the giving of any such notice by the Company (or such longer period as set forth in the Company’s notice), to register any of its RegistrableSecurities, the Company will use its best efforts to cause the Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the Purchaser of the Registrable Securities. In the event that any registration pursuant to this Section 6.2 shall be, in whole or in part, an underwritten public offering of Common Stock, the Purchaser’s participation in such underwriting shall be on the terms set forth herein. Notwithstanding the foregoing, if the managing underwriter of an underwritten public offering determines and advises in writing that the inclusion of all Registrable Securities proposed to be included in the underwritten public offering, together with any shares proposed to be sold by the Company for its own account and any Other Shares held by other holders would interfere with the successful marketing of the securities proposed to be included in the underwritten public offering, including the price at which such securities can be sold, then the Company will include in such registration (i) first, the Common Stock requested to be included by the Company so that the total number of shares of Common Stock included in the offering will not exceed the number recommended by the managing underwriter (ii) second, the Registrable Securities requested to be included by the Purchaser so that the total number of Registrable Securities to be included in such offering for the account of the Purchaser will not exceed the number recommended by such managing underwriter, and (iii) third, such number of Other Shares of Common Stock as the holders thereof desire to offer for sale and the Company and the managing underwriter recommend be included in such offering.

Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 6.2 without thereby incurring any liability to the Purchaser. The Purchaser may elect, in writing, no less than five (5) business days prior to the anticipated effective date of a Registration Statement, not to register any of its Registrable Securities. Notwithstanding anything to the contrary contained herein, the Purchaser shall not have the right to include all or any portion of the Registrable Securities in a registration statement, pursuant to this Section 6.2, if all of the Registrable Securities then held by the Purchaser becomes eligible for sale in any three (3) month period pursuant to Rule 144 under the Securities Act or any successor rule.

6.3 Registration Procedures. If and whenever the Company is under an obligation pursuant to the provisions of this Article 6 to effect the registration of any Registrable Securities, the Company shall use its best efforts to:

(a)     (i) prepare and file with the SEC a registration statement with respect to such Registrable Securities, using such form of available registration statement as is reasonably selected by the Company (unless otherwise specified herein), and (ii) to cause such registration statement to become effective within ninety (90) days of the filing date;

(b)     prepare and file with the SEC such amendments and supplements to the registration statement and the prospectus used in connection therewith as may be necessary to keep the registration statement continuously effective until the earlier (x) up to ninety (90) days or (y) the date that all Registrable Securities then held by the Purchaser becomes eligible for sale in any three (3) month period pursuant to Rule 144 under the Securities Act or any successor rule;

(c)     so long as a registration statement is effective covering the resale of Registrable Securities owned by the Purchaser, furnish to the Purchaser with respect to the Registrable Securities registered under such registration statement (and to each underwriter, if any, of such Registrable Securities) such reasonable number of copies of prospectuses and such other documents as the Purchaser may reasonably request in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Purchaser;

(d)     to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Purchaser as may be legally required, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e)     at any time when a prospectus covered by a registration statement is required to be delivered under the Securities Act, notify the Purchaser of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, at the request of the Purchaser prepare, file and furnish to the Purchaser a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading in the light of the circumstances then existing. The Company may delay amending or supplementing the prospectus for a period of up to 30 business days in any 365 day period if the Company is then engaged in negotiations regarding a material transaction that has not been publicly disclosed, and the Purchaser shall suspend their sale of Registrable Securities until an appropriate supplement or prospectus has been forwarded to them or the proposed transaction is abandoned;

(f)     in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering (it being understood and agreed that, as a condition to the Company’s obligations under this Article 6, the Purchaser participating in such underwriting shall also enter into and perform its obligations under such an agreement);

(g)     use commercially reasonable efforts to prevent the issuance of any stop order or other order suspending the effectiveness of such registration statement and, if such an order issued, to obtain the withdrawal thereof at the earliest possible time and to notify the Purchaser of the issuance of such order and the resolution thereof;

(h)     permit counsel for the Purchaser to review and reasonably approve the Registration Statement and all amendments and supplements thereto, and any comments made by the staff of the SEC and the Company’s responses thereto, within a reasonable period of time prior to the filing thereof with the SEC (or, in the case of comments made by the staff of the SEC, within a reasonable period of time following the receipt thereof by the Company).

6.4 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 6 that the Purchaser shall furnish to the Company such information as the Company shall reasonably request regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as shall be required to timely effect the registration of its Registrable Securities.

6.5 Expenses. All expenses incurred in connection with a registration pursuant to Section 6.1 (excluding underwriters’ and brokers’ discounts and commissions incurred by the Purchaser), including, without limitation all federal and “blue sky” registration and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company shall be borne by the Company.

6.6 Indemnification. In the event any Registrable Securities are included in a registration statement under Section 6.1 hereof:

        6.6.1 By the Company. To the extent permitted by applicable law, the Company will indemnify and hold harmless the Purchaser, each of its officers and directors and any person, if any, who controls the Purchaser within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) (collectively, the “Purchaser Indemnitees”), against any losses, claims, damages, expenses or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i)

any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii)	any omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii)

any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each Purchaser Indemnitee for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 6.6.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Purchaser Indemnitees.

        6.6.2 By the Purchaser. To the extent permitted by applicable law, Purchaser will indemnify and hold harmless the Company, each of its directors and officers who have signed the registration statement, and any person, if any, who controls the Company within the meaning of the Securities Act or Exchange Act (collectively, the “Company Indemnitees”), against any losses, claims, damages, expenses or liabilities (joint or several) to which they become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Purchaser expressly for use in connection with such registration; and Purchaser will reimburse any legal or other expenses reasonably incurred by the Company Indemnitees in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 6.6.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Purchaser, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by the Purchaser under this Section 6.6.2 in respect of any Violation shall not exceed the Purchase Price paid on the Initial Closing Date or any Subsequent Closing Date by the Purchaser out of which such Violation arises.

        6.6.3 Notice. Promptly after receipt by an indemnified party under this Section 6.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties in their reasonable discretion; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, but only if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.6.

        6.6.4 Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and Purchaser are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus (i) was furnished to the indemnified party and (ii) was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

ARTICLE 7 TERMINATION AND NO CROSS DEFAULT

7.1 Termination by the Purchaser. The Purchaser may terminate its obligation to purchase Additional Common Stock at any Subsequent Closing under this Agreement if the Purchaser’s obligations to make development milestone payments under Section 6.3.1 of the Collaboration Agreement are terminated in accordance with Article 11 of the Collaboration Agreement.

7.2 No Cross Default. Notwithstanding anything contained herein, the Parties hereby agree that a breach by either of the Parties under this Agreement shall not be and shall not be deemed to be a breach under the Collaboration Agreement.

ARTICLE 8 MISCELLANEOUS

8.1 Notices. All notices and communications shall be in writing, mailed via certified mail, return receipt requested, courier, facsimile transmission or e-mail with acknowledgment of receipt by overnight courier addressed as follows, or to such other address as may be designated from time to time:

If to King:
501 Fifth Street
Bristol, Tennessee 37620
Tel: (423) 989-8000
Fax:
Attention: General Counsel

With a copy to:
501 Fifth Street
Bristol, Tennessee 37620
Tel: (423) 989-8000
Fax:
Attention: Business Development	If to Palatin:
Palatin Technologies, Inc.
Cedar Brook Corporate Centre
4-C Cedar Brook Drive
Cranbury, New Jersey 08512
Tel: (609) 495-2200
Fax: (609) 495-2203
Attention: Carl Spana, Ph.D.

With a copy to:
Stephen T. Wills
Palatin Technologies, Inc.
Cedar Brook Corporate Centre
4-C Cedar Brook Drive
Cranbury, New Jersey 08512
Tel: (609) 495-2200
Fax: (609) 495-2203

And a copy to:
Mintz Levin Cohn Ferris Glovsky and Popeo PC
666 Third Avenue
New York, New York 10017
Tel: (212) 935-3000
Fax: (212) 983-3115
Attention: Faith L. Charles, Esq.

        Except as otherwise expressly provided in this Agreement or in writing by both Parties, any notice, communication or payment required to be given or made shall be deemed given or made and effective when received.

8.2 Governing Law. This Agreement will be construed, interpreted and applied in accordance with the laws of the State of New York (excluding its body of law controlling conflicts of law).

8.3 Amendment; Waiver. This Agreement may be amended, modified, superseded or canceled, and any of the terms may be waived, only by a written instrument executed by each Party or, in the case of waiver, by the Party or Parties waiving compliance. The delay or failure of any Party at any time or times to require performance of any provisions shall in no manner affect the rights at a later time to enforce the same. No waiver by any Party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.

8.4 Headings. Section and subsection headings are inserted for convenience of reference only and do not form part of this Agreement.

8.5 Performance by Affiliates. Each Party shall have the right to direct its wholly-owned Affiliates to act in satisfaction of such Party’s or Affiliate’s obligations hereunder, provided that such Party shall remain liable for and unconditionally guarantee to the other Party the performance of such Affiliate hereunder. Notwithstanding the foregoing, the Company shall not have the right to direct a wholly-owned Affiliate, if any, to act in satisfaction of its obligations under Sections 1.1 and 1.2.

8.6 Assignment and Successors. Neither this Agreement nor any obligation of a Party hereunder may be assigned by either Party without the consent of the other which shall not be unreasonably withheld, except that each Party may assign this Agreement and the rights, obligations and interests of such Party, in whole or in part, to any purchaser of all of its assets and/or all of its assets to which this Agreement relates or to any successor corporation resulting from any merger or consolidation of such Party with or into such corporation. Any attempted assignment in violation of this Section 8.5 shall be null, void and of no effect.

8.7 Force Majeure. In the event of the occurrence of a Force Majeure, the Parties shall not be deemed in breach of their obligations to the extent of the Force Majeure. The Party affected thereby shall use reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder.

8.8 Interpretation. The Parties hereto acknowledge and agree that: (i) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision, (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement, and (iii) the terms and provisions of this Agreement shall be construed fairly as to all Parties hereto and not in favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement. In addition, in the event conflicting terms exist between this Agreement and the Collaboration Agreement, the substance and interpretation of such terms shall be determined pursuant to the Collaboration Agreement.

8.9 Integration; Severability. This Agreement, the Warrant and the Collaboration Agreement are the sole agreements with respect to the subject matter hereof and supersede all other agreements and understandings between the Parties with respect to the same. If any provision of this Agreement is or becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, it is the intention of the Parties that the remainder of the Agreement shall not be affected.

8.10 Further Assurances. Each of the Company and Purchaser agrees to duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including, without limitation, the filing of such agreements, documents and instruments, that may be necessary or as the other Party hereto may at any time and from time to time reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes of, or to better assure and confirm unto such other Party its rights and remedies under, this Agreement.

8.11 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.12 Publicity. Neither Party may publicly disclose the existence or terms of this Agreement without the prior written consent of the other Party; provided, however, that either Party may make such a disclosure (a) to the extent required by law or by the requirements of any nationally recognized securities exchange, quotation system or over-the-counter market on which such Party has its securities listed or traded or (b) to any investors, prospective investors, lenders and other potential financing sources who are obligated to keep such information confidential for at least as long as either Party has obligations to keep such information confidential under this Agreement. In the event that such disclosure is required as aforesaid, the disclosing Party shall make reasonable efforts to provide the other Party with notice beforehand and to coordinate with the other Party with respect to the wording and timing of any such disclosure. The Parties, upon the execution of this Agreement, will mutually agree to a press release with respect to the Collaboration Agreement for publication. Once such press release or any other written statement is approved for disclosure by both Parties, either Party may make subsequent public disclosure of the contents of such statement without the further approval of the other Party.

8.13 Expenses. Except as set forth herein, each Party shall bear its own costs and expenses, including legal fees, in connection with the sale and issuance of the securities contemplated by this Agreement.

8.14 Arbitration. Any dispute, controversy or claim initiated by either Party arising out of, resulting from or relating to this Agreement, shall be resolved by binding arbitration in accordance with the provisions of Section 14 of the Collaboration Agreement.

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        IN WITNESS WHEREOF, the Parties hereto have executed this Agreement or caused this Agreement to be executed by their duly authorized representatives, as of the date first written above.

PALATIN TECHNOLOGIES, INC.,

By:_________________________
Dr. Carl Spana
President and Chief Executive Officer

KING PHARMACEUTICALS, INC.,

By:_________________________
Name:
Title:

[Signature Page to Securities Purchase Agreement]